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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000, relating to the financial statements and the financial statement schedule, which appears in Verso Technologies, Inc.'s (formerly Eltrax Systems, Inc.) Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Detroit, Michigan
July 30, 2001